SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2006 (May 31, 2006)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Centre One, 11675 Great Oaks Way, Suite 120, Alpharetta, GA	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tri-S Security Corporation (the “Company”) determined to increase the base salary of (i) Ronald G. Farrell, the Company’s Chief Executive Officer and Chairman of the Board, by $60,000 per annum; and (ii) Robert K. Mills, the Company’s Chief Financial Officer, by $24,000 per annum. The Compensation Committee made such determination based on, among other things, the fact that Messrs. Farrell and Mills have agreed to forfeit the bonuses otherwise payable to them by the Company pursuant to their employment arrangements with the Company with respect to the Company’s sale of its equity interest in Army Fleet Support, LLC, in May 2006. The forfeited bonuses were expected to significantly exceed the increases in base salary for Messrs. Farrell and Mills.

On May 31, 2006, the Compensation Committee also determined to extend the term of Mr. Farrell’s employment agreement with the Company through December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

By:	/s/ Robert K. Mills
Robert K. Mills, Chief Financial Officer

Dated: June 6, 2006